Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ALLIED GOLD CORPORATION
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/29/2025
Reporting Entity ESTMA Identification Number	E070918		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jason LeBlanc				Date	5/29/2025
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name			ALLIED GOLD CORPORATION	Currency of the Report	USD

Reporting Entity ESTMA Identification Number			E070918

Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada	Canada Revenue Agency	3,477,436	-	-	-	-	-	-	3,477,436	Corporate income tax
Côte d'Ivoire	Government of Côte d'Ivoire	Ivorian Anti Pollution Center	356,157	-	-	-	-	-	-	356,157	Centre Ivoirien Anti Pollution, Environmental tax
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of Taxes	13,385,563	18,572,013	-	-	-	-	-	31,957,576	Direction Générale des Impôts
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of Mines and Geology	323,719	3,221,995	122,904	-	-	-	-	3,668,617	Direction Générale des Mines et de la Géologie, Annual land tax and other tax
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of the Treasury and Public Accounting	82,465	-	-	-	-	-	-	82,465	Direction Generale du Tresor et de la Comptabilité Publique
Côte d'Ivoire	Department of Divo	Local Mining Development Committee	-	-	-	-	-	-	1,632,282	1,632,282	Comités de Développement Local Minier (CDLM), Payment associated with 2023
Mali	Government of Mali	General Directorate of Large Enterprises (Taxes)	19,962,633	10,036,232	-	-	-	-	-	29,998,864	Direction Générale des Grandes Entreprises (Impôts)
Mali	Government of Mali	National Directorate of Lands and Registry	-	9,996,785	-	-	-	-	-	9,996,785	Direction Nationale des Domaines et du Cadastre
Mali	Government of Mali	Ministry of Economy and Finance	36,171,723	-	34,881,923	-	-	-	-	71,053,646	Settlement paid to Ministry of Economy and Finance in association with the Protocol Agreement signed during the year
Mali	Municipality of Sadiola	-	-	-	39,137	-	-	-	526,885	566,022	Cost associated with building a road for the community

- Reportable payments have been disclosed in United States (“US”) dollars, which is the entity's functional currency. Payments in currencies other than US dollar were translated using the exchange rate at the time of payment or the annual average exchange rate. The average exchange rates for 2024 used are:

Additional Notes:	Currency	Average Exchange Rate
	Canadian dollar	1.3698
	West African CFA franc	606.30

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	ALLIED GOLD CORPORATION				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E070918
Subsidiary Reporting Entities (if necessary)

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Non project specific	3,477,436	-	-	-	-	-	-	3,477,436	Corporate office & Holding entities
Côte d'Ivoire	Agbaou Gold Mine	470,147	8,151,834	61,487	-	-	-	730,850	9,414,318
Côte d'Ivoire	Bonikro-Hiré Gold Mines	13,748,880	13,642,174	108,653	-	-	-	942,466	28,442,173
Mali	Sadiola Gold Mine	18,150,933	20,033,017	68,131,421	-	-	-	-	106,315,370
Mali	Korali-Sud Gold Mine	1,811,700	-	3,084,647	-	-	-	526,885	5,423,232

- Reportable payments have been disclosed in United States (“US”) dollars, which is the entity's functional currency. Payments in currencies other than US dollar were translated using the exchange rate at the time of payment or the annual average exchange rate. The average exchange rates for 2024 used are:

Additional Notes[3]:	Currency	Average Exchange Rate
	Canadian dollar	1.3698
	West African CFA franc	606.30